EXHIBIT A.(5)(p)
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NORTHSTAR LIFE                                        SPOUSE AND CHILD TERM LIFE
                                                INSURANCE CERTIFICATE SUPPLEMENT
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Northstar Life Insurance Company - University Corporate Centre at Amherst - Suite 424 - 100 Corporate Parkway - Amherst, New York 14226
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GENERAL INFORMATION
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This supplement is issued in consideration for your application for spouse and child coverage and for the payment of the additional monthly charge. The provisions summarized in this supplement are subject to every term, condition, exclusion, limitation, and provision of the group policy as amended, unless otherwise expressly provided for herein.

WHAT DOES THIS SUPPLEMENT PROVIDE?

This supplement provides term life insurance on the lives of your eligible spouse and children.

WHAT MEMBERS OF YOUR FAMILY ARE ELIGIBLE FOR COVERAGE?

The following members of your family are eligible for coverage under the Spouse and Child Term Life Insurance Policy Rider attached to the group policy:

      (1) your lawful spouse who is not legally separated from you, and who is not eligible for insurance as an employee under the policy to which the Spouse and Child Term Life Insurance Policy Rider is attached; and

      (2) your unmarried child or children, stepchildren, and legally adopted children, who are living at home, are between the ages of 14 days and 23 years, and who are dependent on you for financial support.

Any child who, subsequent to the effective date of your certificate supplement for Spouse and Child Term Life Insurance, meets the requirements of this provision will become insured on the date he or she so qualifies.

DEATH BENEFIT
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WHAT IS THE AMOUNT OF LIFE INSURANCE ON EACH INSURED FAMILY MEMBER?

The amount of life insurance on each insured family member is shown on the specifications page attached to your certificate. The amount of insurance for the insured spouse shall not exceed your amount of insurance. The amount of insurance for each insured child shall not exceed the lesser of your amount of insurance or $4,000.

WHEN WILL THE DEATH BENEFIT BE PAYABLE?

We will pay the death benefit upon receipt at our home office of written proof satisfactory to us that your spouse or child insured under this supplement has died. All payments made by us are payable from our home office.

TO WHOM WILL WE PAY THE PROCEEDS?

All proceeds payable under this supplement will be paid to you.

ADDITIONAL INFORMATION
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WHEN DOES INSURANCE ON YOUR ELIGIBLE SPOUSE AND CHILDREN BECOME EFFECTIVE?

Insurance on your eligible spouse and children becomes effective when your completed application for spouse and child coverage is approved by us; however, in no event will insurance on your eligible spouse and children be effective before your insurance under the group policy is effective.

WHAT IS THE MONTHLY COST TO YOU FOR INSURANCE UNDER THIS SUPPLEMENT?

The monthly cost to you for insurance under this supplement is shown on the specifications page attached to your certificate.

WHEN WILL YOUR ACCOUNT BE CHARGED?

On the first day of each certificate month, the monthly cost for insurance under this supplement will be charged to your account.

WHEN DOES INSURANCE ON AN INSURED SPOUSE OR CHILD TERMINATE?

Insurance on the life of a spouse or child insured under this supplement will terminate on the earliest of:

      (1) the date you request that insurance on your eligible spouse and children be terminated;

      (2) the date the spouse or child is no longer eligible for insurance under this supplement;

      (3) the date you are no longer insured under the group policy.

WHAT IS THE CONVERSION PRIVILEGE UNDER THIS SUPPLEMENT?

If an insured spouse or child's coverage under this supplement terminates because he or she is no longer eligible, or because of your death, or because of termination or amendment of this supplement, the insurance may be converted to a policy of individual insurance with Northstar Life.

Conversion may be requested by you, if living, an insured spouse upon divorce or annulment of marriage to you, an insured child of legal capacity, or the insured child's guardian, if applicable. All other conditions and provisions of the conversion privilege section of your certificate to which this supplement is attached will apply.

WILL ACCOUNT VALUES ACCUMULATE FOR AN INSURED SPOUSE OR CHILD?

No. The insurance on an insured spouse or child will not accumulate account values.


/s/ Dennis E. Prohofsky                           /s/ Robert E. Hunstad
Secretary                                         President